Exhibit 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 of ATP Oil & Gas Corporation (the “Company”) of all references to our report and our firm included in or made part of the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.

RPS Troy-Ikoda Limited

25 January 2005